                                                                    EXHIBIT 99.4

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Georgia Gulf Corporation:

    We have audited the accompanying consolidated balance sheets of Georgia Gulf Corporation (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Georgia Gulf Corporation and subsidiaries as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Atlanta, Georgia
October 26, 1999

                            GEORGIA GULF CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                 IN THOUSANDS,
                                                               EXCEPT SHARE DATA
                           ASSETS
Cash and cash equivalents...................................  $  1,244   $  1,621
Receivables, net of allowance for doubtful accounts of
  $2,400 in 1998 and 1997...................................    69,994     61,453
Inventories.................................................    69,339     87,890
Prepaid expenses............................................     2,227      6,508
Deferred income taxes.......................................     6,492      7,409
                                                              --------   --------
  Total current assets......................................   149,296    164,881
                                                              --------   --------
Property, plant and equipment, at cost......................   656,527    624,532
  Less accumulated depreciation.............................   268,334    227,791
                                                              --------   --------
    Property, plant and equipment, net......................   388,193    396,741
                                                              --------   --------
Goodwill....................................................    85,154         --
                                                              --------   --------
Other assets................................................    29,626     25,831
                                                              --------   --------
Net assets of discontinued operations.......................    13,319     14,107
                                                              --------   --------
Total assets................................................  $665,588   $601,560
                                                              ========   ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................  $ 65,270   $ 85,184
Interest payable............................................     2,272      2,218
Accrued compensation........................................     6,814      7,281
Accrued pension.............................................       378      2,257
Other accrued liabilities...................................    12,833     13,632
                                                              --------   --------
  Total current liabilities.................................    87,567    110,572
                                                              --------   --------
Long-term debt..............................................   459,475    393,040
                                                              --------   --------
Deferred income taxes.......................................    89,665     62,345
                                                              --------   --------
Stockholders' equity
  Preferred stock--$0.01 par value; 75,000,000 shares
    Authorized; no shares issued............................        --         --
  Common stock--$0.01 par value; 75,000,000 shares
    Authorized; shares issued and outstanding:
    30,883,754 in 1998 and 32,781,439 in 1997...............       309        328
  Retained earnings.........................................    28,572     35,275
                                                              --------   --------
    Total stockholders' equity..............................    28,881     35,603
                                                              --------   --------
Total liabilities and stockholders' equity..................  $665,588   $601,560
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            GEORGIA GULF CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1998         1997         1996
                                                           ----------   ----------   ----------
                                                           IN THOUSANDS, EXCEPT PER SHARE DATA
Net sales................................................  $  825,292   $  871,384   $  829,374
Operating costs and expenses
  Cost of sales..........................................     652,347      710,114      666,176
  Selling and administrative expense.....................      42,455       45,401       41,305
                                                           ----------   ----------   ----------
    Total operating costs and expenses...................     694,802      755,515      707,481
                                                           ----------   ----------   ----------
Operating income.........................................     130,490      115,869      121,893
Other income (expense)
  Gain on sale of assets.................................          --        8,600           --
  Loss on interest rate hedge agreement..................      (9,500)          --           --
  Interest expense.......................................     (30,867)     (24,693)     (20,833)
  Interest income........................................          49           60           67
                                                           ----------   ----------   ----------
Income from continuing operations before income taxes....      90,172       99,836      101,127
Provision for income taxes...............................      33,587       37,813       38,423
                                                           ----------   ----------   ----------
Income from continuing operations........................      56,585       62,023       62,704
Discontinued operations,
  (Loss)/earnings from discontinued operations, net......        (306)      19,178        8,916
                                                           ----------   ----------   ----------
Net income...............................................  $   56,279   $   81,201   $   71,620
                                                           ==========   ==========   ==========
Earnings/(loss) per share
  Basic
    Continuing operations................................  $     1.80   $     1.84   $     1.75
    Discontinued operations..............................       (0.01)        0.57         0.25
                                                           ----------   ----------   ----------
                                                           $     1.79   $     2.41   $     2.00
                                                           ==========   ==========   ==========
  Diluted
  Continuing operations..................................  $     1.78   $     1.83   $     1.73
  Discontinuing operations...............................       (0.01)        0.56         0.25
                                                           ----------   ----------   ----------
                                                           $     1.77   $     2.39   $     1.98
                                                           ==========   ==========   ==========

Weighted average common shares...........................      31,474       33,629       35,759
                                                           ----------   ----------   ----------
Weighted average common shares and equivalents...........      31,787       33,947       36,248
                                                           ----------   ----------   ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                            GEORGIA GULF CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1997        1996
                                                              ---------   ---------   ---------
                                                                        IN THOUSANDS
Cash flows from operating activities:
Net income..................................................  $  56,279   $  81,201   $  71,620
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     44,023      36,318      37,495
  Gain on sale of assets....................................         --      (8,600)         --
  Provision for deferred income taxes.......................     28,237      11,306       3,405
  Tax benefit related to stock plans........................      1,406       1,252       2,210
  Loss (gain) from discontinued operations..................        306     (19,178)     (8,916)
  Change in operating assets and liabilities, net of effects of acquisition:
    Receivables.............................................      2,575      (1,167)     26,281
    Inventories.............................................     23,347      (5,158)    (15,333)
    Prepaid expenses........................................      4,361       3,426       2,174
    Accounts payable........................................    (27,764)     (1,534)     13,542
    Interest payable........................................         54        (692)        173
    Accrued income taxes....................................          0        (704)     (1,944)
    Accrued compensation....................................     (2,664)      1,644      (9,078)
    Accrued pension.........................................     (1,879)        118        (168)
    Accrued liabilities.....................................     (1,995)        150       1,552
    Other...................................................     (3,397)     (8,218)    (19,851)
                                                              ---------   ---------   ---------
Net cash provided by continuing operations..................    122,889      90,164     103,162
                                                              ---------   ---------   ---------
Net cash provided by discontinued operations................        482      18,807      10,338
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    123,371     108,971     113,500
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Capital expenditures......................................    (25,374)    (56,545)   (118,706)
  Proceeds from sales of assets.............................         --      16,477       6,062
  Acquisition, net of cash acquired.........................    (99,902)         --          --
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................   (125,276)    (40,068)   (112,644)
                                                              ---------   ---------   ---------
Cash flows form financing activities:
  Long-term debt proceeds...................................    207,485     187,440     268,500
  Long-term debt payments...................................   (141,550)   (190,000)   (165,300)
  Proceeds from issuance of common stock....................      4,497       4,598       5,084
  Repurchase and retirement of common stock.................    (58,880)    (59,307)    (99,586)
  Dividends paid............................................    (10,024)    (10,711)    (11,386)
                                                              ---------   ---------   ---------
Net cash provided by (used in) financing activities.........      1,528     (67,980)     (2,688)
                                                              ---------   ---------   ---------
Net change in cash and cash equivalents.....................       (377)        923      (1,832)
Cash and cash equivalents at beginning of year..............      1,621         698       2,530
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of year....................  $   1,244   $   1,621   $     698
                                                              =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            GEORGIA GULF CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                     COMMON STOCK        ADDITIONAL                    TOTAL
                                 ---------------------     PAID-IN     RETAINED    STOCKHOLDERS'
                                   SHARES      AMOUNT      CAPITAL     EARNINGS        EQUITY
                                 ----------   --------   -----------   ---------   --------------
                                                 IN THOUSANDS, EXCEPT SHARE DATA
Balance, December 31, 1995.....  37,240,252    $  372     $ 31,312     $ 18,944       $ 50,628
Net income.....................          --        --           --       71,620         71,620
Dividends paid.................          --        --           --      (11,386)       (11,386)
Tax benefit realized from stock
  option plans.................          --        --        2,210           --          2,210
Common stock issued upon
  exercise of stock options....     340,770         3        1,662           --          1,665
Common stock issued under stock
  purchase plan................     152,178         2        3,417           --          3,419
Repurchase and retirement of
  common stock.................  (3,148,400)      (31)     (38,601)     (60,954)       (99,586)
                                 ----------    ------     --------     --------       --------
Balance, December 31, 1996.....  34,584,800       346           --       18,224         18,570

Net income.....................          --        --           --       81,201         81,201
Dividends paid.................          --        --           --      (10,711)       (10,711)
Tax benefit realized from stock
  option plans.................          --        --        1,252           --          1,252
Common stock issued upon
  exercise of stock options....     185,045         2        1,435           --          1,437
Common stock issued under stock
  purchase plan................     140,694         1        3,160           --          3,161
Repurchase and retirement of
  common stock.................  (2,129,100)      (21)      (5,847)     (53,439)       (59,307)
                                 ----------    ------     --------     --------       --------
Balance, December 31, 1997.....  32,781,439       328           --       35,275         35,603

Net income.....................          --        --           --       56,279         56,279
Dividends paid.................          --        --           --      (10,024)       (10,024)
Tax benefit realized from stock
  option plans.................          --        --        1,406           --          1,406
Common stock issued upon
  exercise of stock options....     169,830         2        1,440           --          1,442
Common stock issued under stock
  purchase plan................     228,585         2        3,053           --          3,055
Repurchase and retirement of
  common stock.................  (2,296,100)      (23)      (5,899)     (52,958)       (58,880)
                                 ----------    ------     --------     --------       --------
Balance, December 31, 1998.....  30,883,754    $  309     $     --     $ 28,572       $ 28,881
                                 ==========    ======     ========     ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            GEORGIA GULF CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of Georgia Gulf Corporation and its subsidiaries (the "Company"). All significant intercompany balances and transactions are eliminated in consolidation.

NATURE OF OPERATIONS--The Company is a manufacturer and international marketer of chemical products. The Company's products are primarily intermediate chemicals sold for further processing into a wide variety of end-use applications including plastic pipe and pipe fittings, siding and window frames, bonding agents for wood products, high-quality plastics, acrylic sheeting and gasoline additives.

USE OF ESTIMATES--Management of the Company is required to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes prepared in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with an original maturity of three months or less to be the equivalent of cash for the purposes of financial statement presentation.

INVENTORIES--Inventories are valued at the lower of cost (first-in, first-out) or market. Costs include raw materials, direct labor and manufacturing overhead. Market is based on current replacement cost for raw materials and supplies and on net realizable value for finished goods.

PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred, and major renewals and improvements are capitalized. Interest expense attributable to funds used in financing the construction of major plant and equipment is capitalized. Interest expense capitalized during 1998, 1997 and 1996 was $667,000, $2,802,000 and $4,826,000, respectively. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for book purposes, with accelerated methods being used for income tax purposes.

    The estimated useful lives of the assets are as follows:

Buildings and land improvements.............................  20-30 years
Machinery and equipment.....................................  3-15 years

GOODWILL--Goodwill of $86,725,000 was capitalized in connection with the acquisition of North American Plastics, Inc. in 1998 (See Note 18). The goodwill is being amortized over a 35-year period. Goodwill amortized to cost of sales was $1,571,000 during 1998. The Company periodically evaluates goodwill for impairment. In completing this evaluation, the Company estimates the future undiscounted cash flows of the businesses to which goodwill relates in order to ensure that the carrying amount of goodwill has not been impaired.

OTHER ASSETS--Other assets comprised primarily deposits for long-term raw material purchase contracts and debt issuance costs. Deposits are being amortized as additional raw material cost over the remaining 16-year life of the related contracts in proportion to raw material delivery. Debt issuance costs are amortized to expense using the effective interest rate method over the term of the related indebtedness.

FINANCIAL INSTRUMENTS--The Company does not use derivatives for trading purposes. Interest rate swap and cap agreements, forms of derivatives, are used by the Company to manage interest costs on certain portions of the Company's long-term debt (see Note 15). These financial statements do not reflect

                            GEORGIA GULF CORPORATION

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

temporary market gains and losses on derivative financial instruments, although the estimated fair value is disclosed in Note 15. If subsequent to being hedged, underlying transactions are no longer likely to occur, the related derivative gains and losses are recognized currently as income or expense. Amounts paid or received on the interest rate swap agreements are recorded to interest expense as incurred. As of December 31, 1998 and 1997, interest rate swap agreements were the only form of derivative financial instrument outstanding.

ENVIRONMENTAL EXPENDITURES--Environmental expenditures related to current operations or future revenues are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that relate to an existing condition caused by past operations and that do not contribute to future revenues are expensed. Liabilities are recognized when environmental assessments or cleanups are probable and the costs can be reasonably estimated.

EARNINGS PER SHARE--Basic earnings per share is computed based on the weighted average number of common shares outstanding during the respective periods. Diluted earnings per share is computed based on the weighted average number of common shares outstanding, adjusted for dilutive potential issuances of common stock.

STOCK-BASED COMPENSATION--Stock-based compensation is recognized using the intrinsic value method. Pro forma net income and earnings per share impacts are presented in Note 10 as if the fair value method had been applied.

NOTE 2: NEW ACCOUNTING PRONOUNCEMENTS

    Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires additional disclosure and presentation of amounts comprising comprehensive income beyond net income. The Company had no comprehensive income amounts for the periods presented. As a result, the adoption had no impact on the Company's reporting under generally accepted accounting principles.

    During June 1998, the Financial Accounting Standards Board issued SFAS
No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value and that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June 1999, the FASB issued SFAS No. 137 which deferred the effective date of SFAS No. 133 for fiscal quarters of all fiscal years beginning after June 15, 2000, although earlier adoption is permitted. SFAS No. 133 cannot be applied retroactively. Management has not yet quantified the impacts of adopting SFAS No. 133 on the Company's financial statements.

NOTE 3: DISCONTINUED OPERATIONS

    On September 2, 1999, the Company announced its decision to exit the methanol business at the end of 1999. In connection with the discontinuance of the methanol business, Georgia Gulf incurred a one-time charge of $7.6 million (net of taxes) related to the write-off of the methanol plant assets, net

                            GEORGIA GULF CORPORATION

NOTE 3: DISCONTINUED OPERATIONS (CONTINUED)

of expected proceeds, and an accrual for estimated losses during the phase-out period. Georgia Gulf will fulfill customer contracts with purchased methanol until December 31, 1999. The methanol plant remains idle and management intends to dismantle the facility at some time in the future. A number of methanol sales contracts have been assigned and Georgia Gulf's customer list has been sold. Proceeds from the sale of the methanol railcars, customer list and other discontinued plant assets are estimated at $2.9 million. The disposition of the methanol operations represents the disposal of a business segment under APB Opinion No. 30. Accordingly, results of these operations have been classified as discontinued and prior periods have been restated, including the reallocation of fixed overhead charges to other business segments. For business segment reporting purposes, the methanol business results were previously classified as the segment "Gas Chemicals."

    Net sales and income from discontinued operations are as follows (in thousands):

                                                            YEAR ENDED
                                                  ------------------------------
                                                    1998       1997       1996
                                                  --------   --------   --------
Net sales.......................................  $49,726    $ 94,266   $66,812
                                                  =======    ========   =======
Pretax (loss) income from discontinued
  operations....................................  $  (487)   $ 30,932   $14,380
Income tax benefit (expense)....................      181     (11,754)   (5,464)
                                                  -------    --------   -------
Net (loss) income from discontinued
  operations....................................  $  (306)   $ 19,178   $ 8,916
                                                  =======    ========   =======

    Net assets and liabilities of discontinued operations were as follows (in thousands):

                                                      DECEMBER 31,   DECEMBER 31,
                                                          1998           1997
                                                      ------------   ------------
Current assets......................................     $ 4,536        $11,131
Property, plant, and equipment, net.................      12,956         14,119
Current liabilities.................................      (1,189)        (7,968)
Long term liabilities...............................      (2,984)        (3,175)
                                                         -------        -------
Net assets of discontinued operations...............     $13,319        $14,107
                                                         =======        =======

NOTE 4: RECEIVABLES

    The Company has entered into an agreement pursuant to which it sold a percentage ownership interest in a defined pool of the Company's trade receivables. As collections reduce accounts receivable included in the pool, the Company sells participating interests in new receivables to bring the amount sold up to the $50,000,000 permitted by the agreement. The receivables are sold at a discount, which approximates the purchaser's financing cost of issuing its own commercial paper backed by these accounts receivable. The ongoing costs of this program of $2,807,000, $3,045,000 and $2,882,000 for 1998, 1997 and 1996,
respectively, were charged to selling and administrative expense in the accompanying consolidated statements of income.

                            GEORGIA GULF CORPORATION

NOTE 5: INVENTORIES

    The major classes of inventories were as follows:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                               IN THOUSANDS
Raw materials and supplies................................  $26,462    $34,451
Finished goods............................................   42,877     53,439
                                                            -------    -------
Inventories...............................................  $69,339    $87,890
                                                            =======    =======

NOTE 6: PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
                                                             IN THOUSANDS
Machinery and equipment.................................  $583,561   $570,642
Land improvements.......................................    23,760     23,009
Buildings...............................................    23,937     20,771
Construction in progress................................    25,269     10,110
                                                          --------   --------
Property, plant and equipment, at cost..................  $656,527   $624,532
                                                          ========   ========

NOTE 7: OTHER ASSETS

    Other assets, net of accumulated amortization, consisted of the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                               IN THOUSANDS
Deposits for long-term purchase contracts.................  $23,635    $20,684
Debt issuance costs.......................................    2,613      3,035
Other.....................................................    3,378      2,112
                                                            -------    -------
Other assets..............................................  $29,626    $25,831
                                                            =======    =======

    Debt issuance costs amortized as interest expense during 1998, 1997 and 1996 were $527,000, $448,000 and $440,000, respectively.

                            GEORGIA GULF CORPORATION

NOTE 8: LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
                                                             IN THOUSANDS
Revolving credit loan...................................  $223,000   $155,000
Term loan...............................................   100,000    100,000
7 5/8% notes due 2005...................................   100,000    100,000
Other...................................................    36,475     38,040
                                                          --------   --------
Long-term debt..........................................  $459,475   $393,040
                                                          ========   ========

    The Company's credit agreement provides for an unsecured revolving credit facility which permits borrowings of up to $350,000,000. The revolving credit facility terminates and related outstanding loans, if any, are due in March 2000. As of December 31, 1998, the Company had availability to borrow up to $127,000,000 under the terms of the revolving credit facility. An annual commitment fee, which ranges from 0.10 percent to 0.25 percent (currently at 0.25 percent), is required to be paid on the revolving credit facility commitment. The interest rate on the revolving credit facility is based on LIBOR and averaged 5.97 percent and 5.98 percent for 1998 and 1997, respectively.

    The Company has $100,000,000 principal amount of unsecured 7 5/8 percent notes outstanding, which are due in November 2005. Interest on the Notes is payable semiannually on May 15 and November 15 of each year. The Notes are not redeemable prior to maturity.

    Under the credit agreement, term loan and notes, the Company is subject to certain restrictive covenants, the most significant of which require the Company to maintain certain financial ratios and to limit the amount of dividends and repurchases of common stock. The Company's limit for dividends and repurchases of common stock was $62,476,000 as of December 31, 1998.

    Cash payments for interest during 1998, 1997 and 1996 were $30,398,000, $27,739,000 and $22,945,000, respectively.

NOTE 9: STOCKHOLDERS' EQUITY

    During 1998 and 1997, the Company repurchased 2,296,100 shares of its common stock for $58,880,000 and 2,129,100 shares for $59,307,000, respectively. As of December 31, 1998, the Company had authorization to repurchase up to 5,225,600 additional shares under the current common stock repurchase program, subject to certain restrictions as described in Note 8.

    Each outstanding share of common stock is accompanied by a preferred stock purchase right, which entitles the holder to purchase from the Company 1/100th of a share of Junior Participating Preferred Stock for $45.00, subject to adjustment in certain circumstances. The rights expire on April 27, 2000 and may be redeemed by the Company for $0.01 per right until ten days following the earlier to occur of the announcement that a person or group beneficially owns
15 percent or more of the Company's outstanding shares of common stock, or the commencement of or announcement by any person or group of an intent to commence a tender or exchange offer that would result in such person or group beneficially owning 15 percent or more of the Company's outstanding shares of common stock (the earliest of any such date, the "Distribution Date"). The rights first become exercisable on the

                            GEORGIA GULF CORPORATION

NOTE 9: STOCKHOLDERS' EQUITY (CONTINUED)

Distribution Date. Subject to certain conditions, if a person or group becomes the beneficial owner of 15 percent or more of the Company's outstanding shares of common stock, each right will entitle its holder (other than certain acquiring persons) to receive, upon exercise, common stock having a value equal to two times the right's exercise price. In addition, subject to certain conditions, if the Company is involved in a merger or certain other business combination transactions, each right will entitle its holder (other than certain acquiring persons) to receive, upon exercise, common stock of the acquiring company having a value equal to two times the right's exercise price.

    In connection with the stock purchase rights described above, 30,000,000 of the authorized shares of preferred stock are designated Junior Participating Preferred Stock. If issued, the Junior Participating Preferred Stock would be entitled, subject to the prior rights of any senior preferred stock, to a dividend equal to the greater of $0.01 or that which is paid on the common shares.

NOTE 10: STOCK OPTION AND PURCHASE PLANS

    Options to purchase common stock of the Company have been granted to employees under plans adopted in 1990 and 1998. Under the 1998 Equity and Performance Incentive Plan approved by the Company's stockholders, the Company may grant options to purchase up to 2,000,000 shares to employees and non-employee directors. Option prices are equal to the closing price of the Company's stock on the date of grant. Options vest ratably over a five-year period for the 1990 option plan and vest over a one- or three-year period for the 1998 Equity and Performance Incentive Plan from the date of grant and expire no more than ten years after grant.

    The following is a summary of all stock option information:

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                           1998           1997           1996
                                                       ------------   ------------   ------------
Options outstanding at beginning of year.............       768,116        956,561      1,299,031
  Granted at $17.75-$35.25 per share.................       440,000             --             --
  Exercised..........................................      (168,830)      (185,045)      (340,770)
  Forfeited or canceled..............................       (85,900)        (3,400)        (1,700)
                                                       ------------   ------------   ------------
Outstanding at year end..............................       952,386        768,116        956,561
                                                       ============   ============   ============

Option exercise price per share range................  $7.75-$36.50   $7.75-$36.50   $6.36-$36.50
Weighted average exercise price......................        $25.75         $16.13         $14.54
Weighted average remaining contractual life (in
  years).............................................           5.4            3.6            4.4
Options exercisable..................................       519,386        684,116        830,561
Options available for grant..........................     1,664,827         18,927         15,527

    The Company's stockholders have approved a qualified, non-compensatory employee stock purchase plan, which allows employees to acquire shares of common stock through payroll deductions over a twelve-month period. The purchase price is equal to 85 percent of the fair market value of the common stock on either the first or last day of the subscription period, whichever is lower. Purchases under the plan are limited to 15 percent of an employee's base salary. In connection with this stock purchase plan, 278,543 shares of common stock are reserved for future issuances. Under this plan and similar plans, 228,585, 140,694 and 152,178 shares of common stock were issued at $13.36, $22.47 and $22.47 per share during 1998, 1997 and 1996, respectively.

                            GEORGIA GULF CORPORATION

NOTE 10: STOCK OPTION AND PURCHASE PLANS (CONTINUED)

    The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees," and complies with SFAS No. 123, "Accounting for Stock-Based Compensation," for disclosure purposes. Under these provisions, no compensation was recognized in 1998, 1997 and 1996 for the Company's stock option plans or its stock purchase plans.

    In accordance with the disclosure requirements of SFAS No. 123, the Company is required to calculate the pro forma compensation cost of all stock options and purchase rights granted after December 31, 1994, using an option pricing model. Stock options granted in 1998 and stock purchase rights granted in connection with the Company's stock purchase plan are subject to this calculation.

    For SFAS No. 123 purposes, the fair value of each stock option and stock purchase right for 1998, 1997 and 1996 has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1998, 1997 and 1996, respectively: risk-free interest rates of 5.44 percent, 5.66 percent and 5.09 percent; dividend yields of
1.00 percent, 1.20 percent and 1.04 percent; and expected volatilities of 0.32,
0.23 and 0.30. The expected life of a right and option was assumed to be one year and three years, respectively, for all years. Using these assumptions, the fair market value of the stock option grants for 1998 was $3,493,000. Also using these assumptions, the fair values of the stock purchase plan rights for 1998, 1997 and 1996 were $1,224,000, $977,000 and $1,062,000, respectively. Had compensation cost been determined consistently with SFAS No. 123, utilizing the assumptions detailed above, the Company's net income and earnings per common share would have been the following pro forma amounts:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1998       1997       1996
                                                   --------   --------   --------
                                                   IN THOUSANDS, EXCEPT PER SHARE
                                                                DATA
Net income
  As reported....................................  $56,279    $81,201    $71,620
  Pro forma......................................   53,317     80,594     70,962
Basic earnings per share
  As reported....................................  $  1.79       2.41       2.00
  Pro forma......................................     1.69       2.40       1.98
Diluted earnings per share
  As reported....................................  $  1.77       2.39       1.98
  Pro forma......................................     1.68       2.37       1.96

NOTE 11: EMPLOYEE BENEFIT PLANS

    The Company has certain pension, savings and profit sharing plans that cover substantially all of its employees. The expense incurred for these plans was approximately $2,434,000, $3,798,000 and $4,522,000 for the years ended
December 31, 1998, 1997 and 1996, respectively.

    Most employees are covered by defined contribution plans under which the Company makes contributions to individual employee accounts and by defined benefit plans for which the benefits are based on years of service and the employee's compensation or for which the benefit is a specific monthly amount for each year of service. The Company's policy on funding the defined benefit plans is

                            GEORGIA GULF CORPORATION

NOTE 11: EMPLOYEE BENEFIT PLANS (CONTINUED)

to contribute an amount within the range of the minimum required and the maximum tax-deductible contribution.

    During 1998, the Company restructured several of its executive benefit plans whereby certain plan benefits were replaced by new retirement agreements funded by life insurance contracts. The elimination of the benefits under the previous plans resulted in a reduction to pension expense for 1998 of $1,520,000. The total expense related to the new agreements for 1998 was $693,000, which represented the current year cost of the insurance contracts, net of the increase in the cash surrender value of the contracts.

    In 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits." The Statement standardizes the disclosure requirements for pensions and other post-retirement benefits to the extent practicable.

    On a weighted average basis, the following assumptions were used in the accounting for the net periodic benefit costs and for the defined benefit plans:

                                                                    YEAR ENDED DECEMBER
                                                                            31,
                                                            ------------------------------------
                                                              1998          1997          1996
                                                            --------      --------      --------
Discount rate.........................................        7.00%         7.25%         7.50%
Expected return on plan assets........................        9.00%         9.00%         9.00%
Rate of compensation increase.........................        5.50%         5.50%         5.50%

    The amount of net periodic benefit cost recognized includes the following components:

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                      1998       1997       1996
                                                    --------   --------   --------
                                                             IN THOUSANDS
Components of periodic benefit cost:
  Service cost....................................  $ 1,946    $ 1,765    $ 2,060
  Interest cost...................................    3,156      2,867      2,730
  Expected return on assets.......................   (4,808)    (4,034)    (3,503)
  Amortization of:
    Transition obligation.........................      343        343        343
    Prior service cost............................      103        103        103
    Actuarial gain................................     (634)      (478)      (185)
                                                    -------    -------    -------
                                                        106        566      1,548
Settlement benefit................................   (1,520)        --         --
                                                    -------    -------    -------
Total net periodic benefit (income) cost..........  $(1,414)   $   566    $ 1,548
                                                    =======    =======    =======

                            GEORGIA GULF CORPORATION

NOTE 11: EMPLOYEE BENEFIT PLANS (CONTINUED)

    The reconciliation of the beginning and ending balances of the benefit obligation for the Company's defined benefit plans and the fair value of plan assets were as follows:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                               IN THOUSANDS
Change in benefit obligation:
  Net benefit obligation at beginning of year.............  $42,590    $37,729
  Service cost............................................    1,946      1,765
  Interest cost...........................................    3,156      2,867
  Actuarial loss..........................................      721      1,220
  Settlements.............................................   (2,410)        --
  Gross benefits paid.....................................     (918)      (991)
                                                            -------    -------
Net benefit obligation at end of year.....................  $45,085    $42,590
                                                            =======    =======

Change in plan assets:
  Fair value of plan assets at beginning of year..........  $53,705    $45,093
  Actual return on plan assets............................    8,567      9,369
  Employer contributions..................................      282        234
  Gross benefits paid.....................................     (918)      (991)
                                                            -------    -------
Fair value of plan assets at end of year..................  $61,636    $53,705
                                                            =======    =======

    The funded status of the Company's defined benefit plans and the amounts recognized in the statement of financial position were as follows:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
                                                             IN THOUSANDS
Reconciliation of funded status:
  Funded status at end of year..........................  $ 16,551   $ 11,115
  Unrecognized net actuarial gain.......................   (18,847)   (15,941)
  Unrecognized prior service cost.......................       264        754
  Unrecognized net transition obligation................     2,227      2,571
                                                          --------   --------
Net amount recognized at end of year....................  $    195   $ (1,501)
                                                          ========   ========

Amounts recognized in the statement of financial
  position:
  Prepaid benefit cost..................................  $  4,702   $  4,047
  Accrued benefit cost..................................    (4,507)    (5,548)
  Additional minimum liability..........................      (574)      (672)
  Intangible asset......................................       574        672
                                                          --------   --------
Net amount recognized at end of year....................  $    195   $ (1,501)
                                                          ========   ========

                            GEORGIA GULF CORPORATION

NOTE 12: INCOME TAXES

    The provision for income taxes was as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1998       1997       1996
                                                   --------   --------   --------
                                                            IN THOUSANDS
Current:
  Federal........................................  $ 6,046    $24,015    $31,586
  State..........................................     (696)     2,492      3,432
                                                   -------    -------    -------
                                                     5,350     26,507     35,018
                                                   -------    -------    -------

Deferred:
  Federal........................................   24,651      9,825      2,394
  State..........................................    3,586      1,481      1,011
                                                   -------    -------    -------
                                                    28,237     11,306      3,405
                                                   -------    -------    -------
Provision for income taxes.......................  $33,587    $37,813    $38,423
                                                   =======    =======    =======

    The difference between the statutory federal income tax rate and the Company's effective income tax rate is summarized as follows:

                                                                    YEAR ENDED DECEMBER
                                                                            31,
                                                            ------------------------------------
                                                              1998          1997          1996
                                                            --------      --------      --------
                                                                        IN THOUSANDS
Statutory federal income tax rate.....................        35.0%         35.0%         35.0%
State income taxes, net of federal benefit............         2.1           2.5           2.9
Other.................................................         0.1           0.4           0.1
                                                              ----          ----          ----
Effective income tax rate.............................        37.2%         37.9%         38.0%
                                                              ====          ====          ====

    Cash payments for income taxes during 1998, 1997 and 1996 were $11,004,000, $38,124,000 and $28,685,000, respectively.

                            GEORGIA GULF CORPORATION

NOTE 12: INCOME TAXES (CONTINUED)

    The Company's net deferred tax liability consisted of the following major items:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
                                                             IN THOUSANDS
Deferred tax assets:
  Receivables...........................................  $    710   $    858
  Inventories...........................................     1,316      1,691
  Vacation accruals.....................................     1,403      1,393
  Other.................................................     3,063      3,467
                                                          --------   --------
    Total deferred tax assets...........................     6,492      7,409
Deferred tax liability:
  Property, plant and equipment.........................   (86,363)   (62,345)
  Other.................................................    (3,302)        --
                                                          --------   --------
Net deferred tax liability..............................  $(83,173)  $(54,936)
                                                          ========   ========

    Management believes, based on its history of operating earnings and expectations for the future, that future taxable income will be sufficient to fully utilize the deferred tax assets at December 31, 1998.

NOTE 13: COMMITMENTS AND CONTINGENCIES

LEASES--The Company leases railcars, storage terminals, computer equipment, manufacturing facilities and warehouse and office space under noncancelable operating leases with varying maturities through the year 2010. Future minimum payments under these noncancelable operating leases as of December 31, 1998 were $23,301,000 for 1999, $16,735,000 for 2000, $6,575,000 for 2001, $5,469,000 for
2002, $4,317,000 for 2003 and $14,086,000 thereafter. Total lease expense was approximately $25,734,000, $16,414,000 and $13,275,000 for the years ended
December 31, 1998, 1997 and 1996, respectively.

    The Company makes lease payments under an operating lease agreement for a 250-megawatt cogeneration facility at the Company's Plaquemine, Louisiana complex. The total cost of assets covered by the lease is $115,000,000. The initial lease term, which began in October 1997, is three years with options to renew the lease for two one-year periods and to purchase the facility at its estimated fair market value at any time during the lease term. The lease provides for substantial residual value guarantees by the Company at the termination of the lease if the then estimated fair value of the facility is not recovered by the owner via sale to a third party.

PURCHASE COMMITMENTS--The Company has certain take-or-pay raw material purchase agreements with various terms extending through 2014. The aggregate amount of the fixed and determinable portion of the required payments under these agreements as of December 31, 1998 was $7,143,000 for each of the years 1999 through 2007 and $4,648,000 for the year 2008.

LEGAL PROCEEDINGS--The Company is a party to numerous individual and several class-action lawsuits filed against the Company, among other parties, arising out of an incident that occurred in September 1996 in which workers were exposed to a chemical substance on the Company's premises in Plaquemine, Louisiana. The substance was later identified to be a form of mustard agent, a chemical

                            GEORGIA GULF CORPORATION

NOTE 13: COMMITMENTS AND CONTINGENCIES (CONTINUED)

which is not manufactured as part of the Company's ordinary operations, but instead occurred as a result of an unforseen chemical reaction. The Company presently believes there are approximately 2,000 plaintiffs, of which approximately 650 are workers claiming to have been on-site at the time of the incident. All of the actions claim one or more forms of compensable damages, including past and future wages, past and future physical and emotional pain and suffering, and medical monitoring. The lawsuits were originally filed in Louisiana State Court in Iberville Parish.

    Discovery has been occurring in these cases. The Company continues to develop information relating to the extent of damages suffered, as well as evaluating the merit of such claims, defenses available and liability of other persons.

    In September 1998, the plaintiffs filed amended petitions that added the additional allegations that the Company had engaged in intentional conduct against the plaintiffs. These additional allegations raised a coverage issue under the Company's general liability insurance policies. In December 1998, as required by the terms of the insurance policies, the insurers demanded arbitration to determine whether coverage is required for the alleged intentional conduct in addition to the coverage applicable to the other allegations of the case. The date for the arbitration has not yet been established.

    As a result of the arbitration relating to the insurance issue, as permitted by federal statute, the insurers removed the cases to United States District Court in December, 1998. By order entered March 2, 1999, the federal court denied the plaintiff's motion to remand the cases back to state court and retained federal jurisdiction.

    Settlements have been reached with a majority of the original workers, including the majority of those claimants believed to be the most severely injured. The majority of cases have been dismissed or are pending dismissal before the court. Additionally, settlements have been reached or are being negotiated with other parties named as defendants whereby such parties have made, or are being requested to make, contributions to the recoveries made by the plaintiffs. Negotiations for the resolution of the remaining claims are continuing.

    Notwithstanding the foregoing, the Company is asserting and pursuing defenses to the claims. Based on the present status of the proceedings, the Company believes the liability ultimately imposed will not have a material effect on the financial position or on results of operations of the Company.

    In addition, the Company is subject to other claims and legal actions that may arise in the ordinary course of business. Management believes that the ultimate liability, if any, with respect to these other claims and legal actions, will not have a material effect on the financial position or on results of operations of the Company.

NOTE 14: SIGNIFICANT CUSTOMER AND EXPORT SALES

SIGNIFICANT CUSTOMER--The Company has supply contracts, subject to certain limitations, for a substantial percentage of Georgia-Pacific Corporation's requirements for certain chemicals at prices approximating market. These supply contracts have various expiration dates (depending on the product) from 1999 through 2003 and may be extended year-to-year upon expiration. The sales to Georgia-Pacific Corporation under these supply contracts for the years ended December 31, 1998, 1997 and 1996 amounted to approximately 9 percent, 9 percent and 13 percent of net sales, respectively. Receivables

                            GEORGIA GULF CORPORATION

NOTE 14: SIGNIFICANT CUSTOMER AND EXPORT SALES (CONTINUED)

outstanding from these sales were $66,501,000 and $113,619,000 at December 31, 1998 and 1997, respectively.

EXPORT SALES--Export sales were approximately 18 percent, 17 percent and 13 percent of the Company's net sales for the years ended December 31, 1998, 1997 and 1996, respectively. The principal international markets served by the Company include Canada, Mexico, Latin America, Europe and Asia.

NOTE 15: DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL
INSTRUMENTS

    The Company entered into two interest rate swap agreements in June 1995, for a total notional amount of $100,000,000 maturing in June 2002, to fix the interest rate on a term loan. The fixed interest rate paid on the two interest rate swap agreements was 6.31 percent, while the floating interest rate received averaged 5.68 percent for 1998 and 1997. The Company also entered into an interest rate swap agreement for a notional amount of $100,000,000 as a cash flow hedge for the cogeneration facility operating lease agreement. This interest rate swap agreement became effective in August 1997 and will mature in August 2002 with a fixed interest rate to be paid of 5.88 percent. The floating interest rate received averaged 5.62 percent and 5.73 percent for 1998 and 1997, respectively.

    In June 1998, the Company filed a shelf registration with the Securities and Exchange Commission for the issuance of $200,000,000 of long-term bonds. Shortly after the filing, the Company entered into an agreement to lock in interest rates on a portion of the long-term bonds. During the third quarter of 1998, treasury yields dropped to their lowest levels in 30 years, while at the same time, investors' preference for treasury bonds and weakened demand for corporate bonds limited the Company's ability to issue longer term bonds. As a result, the Company's plans to issue long-term bonds were postponed indefinitely and the interest rate lock agreements were terminated, resulting in a pre-tax loss of $9,500,000 in the third quarter of 1998.

    The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

DEBT--The fair value of the 7 5/8% notes was based on quoted market prices. The carrying amounts of the revolving credit loan and the term loan were assumed to approximate fair value due to the floating market interest rates to which the respective agreements are subject.

INTEREST RATE SWAP AGREEMENTS--The fair value of the interest rate swap agreements was estimated by obtaining quotes from brokers.

                            GEORGIA GULF CORPORATION

NOTE 15: DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    The estimated fair value of financial instruments was as follows:

                                                                    DECEMBER 31,
                                                      -----------------------------------------
                                                             1998                  1997
                                                      -------------------   -------------------
                                                      CARRYING     FAIR     CARRYING     FAIR
                                                       AMOUNT     VALUE      AMOUNT     VALUE
                                                      --------   --------   --------   --------
                                                                    IN THOUSANDS
Debt:
  Revolving credit loan.............................  $223,000   $223,000   $155,000   $155,000
  Term loan.........................................   100,000    100,000    100,000    100,000
  7 5/8% notes due 2005.............................   100,000     99,700    100,000    102,419
  Other.............................................    36,475     36,475     38,040     38,040
Interest rate swap agreements in payable position...        --     (6,412)        --       (971)

NOTE 16: EARNINGS PER SHARE

    There are no adjustments to "Net income" or "Income from continuing operations" for the diluted earnings per share computations.

    The following table reconciles the denominator for the basic and diluted earnings per share computations shown on the consolidated statements of income:

                                                         YEARS ENDED DECEMBER 31,
                                                      ------------------------------
                                                        1998       1997       1996
                                                      --------   --------   --------
                                                               IN THOUSANDS
Weighted average common shares......................   31,474     33,629     35,759
Plus incremental shares from assumed conversions:
  Options...........................................      217        289        446
  Employee stock purchase plan rights...............       96         29         43
                                                       ------     ------     ------
Weighted average common shares and equivalents......   31,787     33,947     36,248
                                                       ======     ======     ======

NOTE 17. DISPOSITION

    In July 1997, the Company completed the sale of certain oil and gas properties representing substantially all of the assets of Great River Oil & Gas Corporation, a subsidiary of the Company. Net proceeds from this sale were $16,477,000, on which the Company recorded a pretax gain of $8,600,000 ($5,300,000, net of income taxes). Historically, the operating results for this subsidiary have not been material to the financial statements of the Company.

NOTE 18. ACQUISITION

    On May 11, 1998, the Company acquired all the issued and outstanding common stock of North American Plastics, Inc., a privately held manufacturer of flexible vinyl compounds with a production capacity of 190,000,000 pounds. North American Plastics has two manufacturing locations in Mississippi and generated approximately $90,000,000 in revenue in 1997. Its vinyl compounds are used in wire and cable for construction, automobiles and appliances, as well as various other consumer and industrial products.

                            GEORGIA GULF CORPORATION

NOTE 18. ACQUISITION (CONTINUED)

    The stock of North American Plastics was acquired in exchange for net cash consideration of $99,902,000 plus the assumption of $500,000 in debt. The cash portion of the acquisition was financed with proceeds from the Company's existing revolving credit facility. The transaction was accounted for as a purchase, and the consideration exchanged exceeded the fair market value of the net tangible assets of North American Plastics by $86,725,000. This excess was allocated to goodwill and is being amortized on a straight-line basis over a period of 35 years. The results of operations of the acquired business have been included in the Company's consolidated financial statements from the date of acquisition. Pro forma results of operations have not been presented because the effect of this acquisition was not significant.

NOTE 19. SEGMENT INFORMATION

    SFAS No. 131--"Disclosures about Segments of an Enterprise and Related Information" became effective for fiscal year 1998 and for all succeeding interim reporting periods. In accordance with the requirements of SFAS No. 131, the Company has identified two reportable segments through which it conducts its operating activities: chlorovinyls and aromatics. These two segments reflect the organization used by Company management for internal reporting. The chlorovinyls segment is a highly integrated chain of products which includes chlorine, caustic soda, vinyl chloride monomer and vinyl resins and compounds. The aromatics segment is also vertically integrated and includes cumene and the co-products phenol and acetone. A third product segment, gas chemicals, which included methanol and, prior to July 1997, the Company's oil and gas exploration activities, was discontinued in the third quarter of 1999. See Note 17 for a description of the Company's disposition of its oil and gas operations and
Note 3 for a description of the disposal of the methanol operations.

    Earnings of industry segments exclude interest income and expense, unallocated corporate expenses and general plant services, provision for income taxes, and income and expense items reflected as "other income (expense)" on the Company's consolidated statements of income. Intersegment sales and transfers are insignificant.

    Identifiable assets consist of plant and equipment used in the operations of the segment, as well as inventory, receivables and other assets directly related to the segment. Corporate and general plant service assets include cash, certain corporate receivables, data processing equipment and spare parts

                            GEORGIA GULF CORPORATION

NOTE 19. SEGMENT INFORMATION (CONTINUED)

inventory as well as property (i.e., land) on which the manufacturing plants are located. The Company has no significant assets located outside of the United States.

                                                                                CORPORATE
                                                                               AND GENERAL
                                                                      GAS         PLANT
INDUSTRY SEGMENTS                       CHLOROVINYLS   AROMATICS   CHEMICALS    SERVICES         TOTAL
-----------------                       ------------   ---------   ---------   -----------      --------
                                                                  IN THOUSANDS
Year Ended December 31, 1998:
Net sales.............................    $515,411     $309,881     $     0      $      0       $825,292
Operating income (loss)...............      73,737       71,377           0       (14,624)(1)    130,490

Depreciation and amortization.........      26,488       13,724           0         3,811         44,023
Capital expenditures..................      18,694        3,312           0         3,368         25,374
Total Assets..........................     429,757      144,154      13,319        78,367        665,597

Year Ended December 31, 1997:
Net sales.............................    $492,651     $373,698     $ 5,035      $      0       $871,384
Operating income (loss)...............      65,711       69,055        (499)      (18,398)(1)    115,869

Depreciation and amortization.........      21,544       10,751         835         3,188         36,318
Capital expenditures..................      23,282       20,431       2,813        10,019         56,545
Total Assets..........................     349,810      172,782      16,211        62,757        601,560

Year Ended December 31, 1996:
Net sales.............................    $510,924     $306,385     $12,065      $      0       $829,374
Operating income (loss)...............      77,583       53,997       3,146       (12,833)(1)    121,893

Depreciation and amortization.........      16,253       11,744       7,099         2,399         37,495
Capital expenditures..................      88,301       27,937       1,745           723        118,706

------------------------

(1) Includes shared services, administrative and legal expense, along with the cost of the Company's receivables program.

                                                   YEAR ENDED DECEMBER 31,
                                                ------------------------------
GEOGRAPHIC AREAS                                  1998       1997       1996
----------------                                --------   --------   --------
                                                         IN THOUSANDS
Net sales:
Domestic......................................  $678,245   $726,426   $720,828
Foreign.......................................   147,047    144,958    108,546
                                                --------   --------   --------
Total.........................................  $825,292   $871,384   $829,374
                                                ========   ========   ========

                            GEORGIA GULF CORPORATION

NOTE 20. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following table sets forth certain quarterly financial data for the periods indicated:

                                                     FIRST      SECOND     THIRD         FOURTH
                                                    QUARTER    QUARTER    QUARTER       QUARTER
                                                    --------   --------   --------      --------
                                                        IN THOUSANDS, EXCEPT PER SHARE DATA
1998
Net sales.........................................  $215,386   $214,810   $208,517      $186,579
Gross margin......................................    41,233     47,146     46,636        37,930
Operating income..................................    30,545     36,740     34,672        28,535
Earnings from continuing operations...............    14,596     18,172     10,840        12,976
Net earnings (loss) from discontinued
  operations......................................     2,360     (1,666)      (665)         (334)
Net income........................................    16,956     16,506     10,175        12,642
Basic earnings (loss) per share
  Continuing operations...........................      0.45       0.57       0.35          0.42
  Discontinued operations.........................      0.07      (0.05)     (0.02)        (0.01)
                                                    --------   --------   --------      --------
    Total.........................................      0.52       0.52       0.33          0.41

Diluted earnings (loss) per share
  Continuing operations...........................      0.45       0.57       0.35          0.42
  Discontinued operations.........................      0.07      (0.05)     (0.02)        (0.01)
                                                    --------   --------   --------      --------
    Total.........................................      0.52       0.52       0.33          0.41
Dividends per common share........................      0.08       0.08       0.08          0.08

1997
Net sales.........................................  $215,313   $232,864   $212,272      $210,935
Gross margin......................................    29,745     41,096     44,513        45,916
Operating income..................................    18,727     29,302     33,257        34,583
Earnings from continuing operations...............     8,378     14,007     22,115        17,523
Net earnings from discontinued operations.........     3,683      6,573      5,609         3,313
Net income........................................    12,061     20,580     27,724        20,836
Basic earnings per share
  Continuing operations...........................      0.24       0.41       0.66          0.53
  Discontinued operations.........................      0.11       0.19       0.17          0.10
                                                    --------   --------   --------      --------
    Total.........................................      0.35       0.61       0.83          0.63

Diluted earnings per share
  Continuing operations...........................      0.24       0.41       0.66          0.53
  Discontinued operations.........................      0.11       0.19       0.17          0.10
                                                    --------   --------   --------      --------
    Total.........................................      0.35       0.60       0.83          0.63
Dividends per common share........................      0.08       0.08       0.08          0.08

------------------------

(1) Includes a loss on an interest rate hedge agreement, which resulted in a decrease to net income of $6,014,000.

                            GEORGIA GULF CORPORATION

NOTE 20. QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

(2) Includes adjustments to reduce maintenance expense by $3,200,000 after-tax for the deferment of certain plant turnarounds and a reduction of pension expense by $1,345,000 after-tax primarily for a restructuring of the executive benefit plan.

(3) Includes a gain from the sale of certain oil and gas properties, which resulted in an increase to net income of $5,300,000.

NOTE 21. SUBSEQUENT EVENTS (UNAUDITED)

ACQUISITION OF THE VINYLS BUSINESS OF CONDEA VISTA COMPANY

    On August 30, 1999, the Company signed a definitive agreement to acquire the assets of the vinyls business of CONDEA Vista Company ("VISTA") for approximately $270 million (the "Acquisition"). The purchase includes substantially all of the assets and the net working capital of the vinyls business as of the closing date. The Acquisition will be accounted for by the purchase method of accounting for business combinations, and accordingly, the operating results of VISTA's vinyls business will be included in the Company's consolidated results of operations commencing on the closing date of the Acquisition.

THE OFFERING

    The Company plans to proceed with an offering (the "Offering") of $200 million of senior subordinated notes (the "Notes"). The Notes are expected to mature in 2007. The Company plans to raise $194.3 million, net of discounts and estimated expenses, through the issuance of the Notes. The Company anticipates using the net proceeds to fund the Acquisition, refinance certain of its existing indebtedness, and to pay related fees and expenses. Available proceeds will also be used to purchase assets leased pursuant to a cogeneration facility lease.

NEW SENIOR CREDIT FACILITY

    The new senior credit facility (the "New Senior Credit Facility") will provide for a $100.0 million revolving credit facility, a $225.0 million term loan A, and a $200.0 million term loan B. The term loans will be fully drawn at closing and borrowings under the revolving credit facility will be, subject to applicable borrowing conditions, available for general corporate purposes, including working capital, capital expenditures, and acquisitions. The New Senior Credit Facility, the indenture related to the existing 7 5/8% notes and the Notes will impose certain restrictions, including restrictions on the Company's ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the New Senior Credit Facility will require us to maintain certain financial ratios. Debt under the New Senior Credit Facility and the existing 7 5/8% notes will be secured by substantially all of the Company's assets, including the Company's real and personal property, inventory, accounts receivable and other intangibles. Georgia Gulf anticipates using the net proceeds to fund the Acquisition, refinance certain of its existing indebtedness, and to pay related fees and expenses. Available proceeds will also be used to purchase assets leased pursuant a cogeneration facility lease.

                            GEORGIA GULF CORPORATION

NOTE 21. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

PRO FORMA INFORMATION

    The unaudited pro forma combined information below presents the combined results of operations as if the Acquisition, the New Senior Credit Facility, the Offering and the purchase of the co-generation facility under the terms of our operating lease had occurred on January 1, 1998 and balance sheet information as if the Acquisition, the New Senior Credit Facility and the Offering had occurred as of September 30, 1999. The unaudited pro forma combined information, based upon the historical consolidated financial statements of the Company and the vinyls business of VISTA, assumes an acquisition cost of $270 million, resulting in approximately $19 million in negative goodwill being allocated to property, plant and equipment.

    The unaudited pro forma combined information is not necessarily indicative of the results of operations of the combined company had the Acquisition occurred on January 1, 1998 or the financial position had the Acquisition occurred on September 30, 1999, nor is it necessarily indicative of future results or financial position.

    The following pro forma data is unaudited and is in thousands, except per share data:

                                                   YEAR ENDED    NINE MONTHS ENDED
                                                  DECEMBER 31,     SEPTEMBER 30,
                                                      1998             1999
                                                  ------------   -----------------
Statement of Income Data:
  Net sales.....................................   $1,166,960        $868,445
  Income from continuing operations.............       10,569          10,998
  Earnings per share:
    Continuing operations.......................         0.34            0.36

                                                 SEPTEMBER 30,
                                                     1999
                                                 -------------
Balance Sheet Data:
  Total assets.................................   $1,079,370
  Borrowings...................................      796,269
  Stockholders' equity.........................       34,261

                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)
                                          ASSETS
Cash and cash equivalents...................................   $     3,213    $     1,244
Receivables.................................................        63,657         60,964
Insurance receivable........................................           419          9,030
Inventories.................................................        67,755         69,339
Prepaid expenses............................................         2,785          2,227
Deferred income taxes.......................................         6,492          6,492
                                                               -----------    -----------
  Total current assets......................................       144,321        149,296
                                                               -----------    -----------
Property, plant and equipment, at cost......................       666,261        656,527
  Less accumulated depreciation.............................      (300,337)      (268,334)
                                                               -----------    -----------
    Property, plant and equipment, net......................       365,924        388,193
                                                               -----------    -----------
Goodwill....................................................        83,295         85,154
                                                               -----------    -----------
Other assets................................................        33,133         29,626
                                                               -----------    -----------
Net assets of discontinued operations.......................         3,532         13,319
                                                               -----------    -----------
Total assets................................................   $   630,205    $   665,588
                                                               ===========    ===========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................   $    78,963         65,270
Interest payable............................................         4,316          2,272
Accrued taxes, other than income............................         8,896          2,355
Accrued compensation........................................         4,962          6,814
Other accrued liabilities...................................        11,421         10,856
                                                               -----------    -----------
  Total current liabilities.................................       108,558         87,567
                                                               -----------    -----------
Long-term debt..............................................       396,525        459,475
                                                               -----------    -----------
Deferred income taxes.......................................        90,861         89,665
                                                               -----------    -----------
Stockholders' equity
  Common stock--$0.01 par value.............................           309            309
  Additional paid-in capital................................           602             --
  Retained earnings.........................................        33,350         28,572
                                                               -----------    -----------
    Total stockholders' equity..............................        34,261         28,881
                                                               -----------    -----------
Total liabilities and stockholders' equity..................   $   630,205    $   665,588
                                                               ===========    ===========
Common shares outstanding...................................    30,944,574     30,883,754
                                                               ===========    ===========

           See notes to condensed consolidated financial statements.

                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                               THREE MONTHS ENDED           NINE MONTHS ENDED
                                                  SEPTEMBER 30,               SEPTEMBER 30,
                                            -------------------------   -------------------------
                                               1999          1998          1999          1998
                                            -----------   -----------   -----------   -----------
Net sales.................................  $   213,277   $   208,517   $   573,253   $   638,713
                                            -----------   -----------   -----------   -----------
Operating costs and expenses
  Cost of sales...........................      175,302       161,883       487,122       503,698
  Selling and administrative..............        9,288        11,964        29,206        33,059
                                            -----------   -----------   -----------   -----------
    Total operating costs and expenses....      184,590       173,847       516,328       536,757
                                            -----------   -----------   -----------   -----------
Operating income..........................       28,687        34,670        56,925       101,956
Other expense
  Loss on interest rate hedge agreement...           --         9,500            --         9,500
  Interest, net...........................        7,037         8,053        21,719        22,882
                                            -----------   -----------   -----------   -----------
Income from continuing operations before
  income taxes............................       21,650        17,117        35,206        69,574
Provision for income taxes................        7,903         6,278        12,850        25,965
                                            -----------   -----------   -----------   -----------
Income from continuing operations.........  $    13,747   $    10,839   $    22,356   $    43,609
                                            -----------   -----------   -----------   -----------
Discontinued Operations
  (Loss) earnings from discontinued
    operations, net of tax................  $      (520)  $      (664)  $    (2,525)  $        28
  Loss on disposal of discontinued
    operations, net of tax................       (7,631)           --        (7,631)           --
                                            -----------   -----------   -----------   -----------
Net income................................  $     5,596   $    10,175   $    12,200   $    43,637
                                            ===========   ===========   ===========   ===========
Earnings (loss) per share:
  Basic
    Continuing operations.................  $      0.44   $      0.35   $      0.72   $      1.38
    Discontinued operations...............        (0.26)        (0.02)        (0.33)           --
                                            -----------   -----------   -----------   -----------
                                            $      0.18   $      0.33   $      0.39   $      1.38
                                            ===========   ===========   ===========   ===========
  Diluted
    Continuing operations.................  $      0.44   $      0.35   $      0.72   $      1.36
    Discontinued operations...............        (0.26)        (0.02)        (0.33)           --
                                            -----------   -----------   -----------   -----------
                                            $      0.18   $      0.33          0.39   $      1.36
                                            ===========   ===========   ===========   ===========
Weighted average common shares
  Basic...................................   30,936,764    31,047,468    30,919,368    31,691,501
  Diluted.................................   31,068,452    31,287,379    31,004,457    32,044,014

           See notes to condensed consolidated financial statements.

                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                1999        1998
                                                              ---------   ---------
Cash flows from operating activities:
  Net income................................................  $  12,200   $  43,637

  Adjustments to reconcile net income to net cash provided by operating activities, net of acquired amounts:

      Depreciation and amortization.........................     34,392      32,594

      Provision for deferred income taxes...................      1,196      10,916

      Loss on disposal of discontinued operations, net......      7,631          --

      Loss (earnings) on discontinued operations, net.......      2,525         (28)

      Change in operating assets, liabilities and other.....     24,053      22,756
                                                              ---------   ---------
Net cash provided by continuing operations..................     81,997     109,875
Net cash (used in) provided by discontinued operations......       (369)      2,934
                                                              ---------   ---------
Net cash provided by operating activities...................     81,628     112,809
                                                              ---------   ---------
Cash flows from financing activities:

  Long-term debt proceeds...................................    115,000     180,300
  Long-term debt payments...................................   (177,950)   (110,000)
  Proceeds from issuance of common stock....................        471       1,377
  Purchase and retirement of common stock...................         --     (55,002)
  Dividends paid............................................     (7,422)     (7,561)
                                                              ---------   ---------
Net cash (used in) provided by financing activities.........    (69,901)      9,114
                                                              ---------   ---------
Cash flows from investing activities:

  Capital expenditures......................................     (9,758)    (20,148)
  Acquisition, net of cash acquired.........................         --     (99,902)
                                                              ---------   ---------
Net cash used in investing activities.......................     (9,758)   (120,050)
                                                              ---------   ---------
Net change in cash and cash equivalents.....................      1,969       1,873
Cash and cash equivalents at beginning of period............      1,244       1,621
                                                              ---------   ---------
Cash and cash equivalents at end of period..................  $   3,213   $   3,494
                                                              =========   =========

           See notes to condensed consolidated financial statements.

                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in the annual report for the year ended December 31, 1998 for Georgia Gulf Corporation and its subsidiaries (the "Company" or "Georgia Gulf").

    Operating results for Georgia Gulf for the three- and nine-month periods ended September 30, 1999, are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

NOTE 2: NEW ACCOUNTING PRONOUNCEMENT

    During June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value and that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June 1999, the FASB issued SFAS No. 137 which deferred the effective date of SFAS No. 133 for fiscal quarters of all fiscal years beginning after June 15, 2000, although earlier adoption is permitted. SFAS No. 133 cannot be applied retroactively. Management has not yet quantified the impacts of adopting SFAS No. 133 on the Company's financial statements.

NOTE 3: DISCONTINUED OPERATIONS

    On September 2, 1999, the Company announced its decision to exit the methanol business at the end of 1999. In connection with the discontinuance of the methanol business, Georgia Gulf incurred a one-time charge of $7.6 million (net of taxes) related to the write-off of the methanol plant assets, net of expected proceeds, and an accrual for estimated losses during the phase-out period. Georgia Gulf will fulfill customer contracts with purchased methanol until December 31, 1999. The methanol plant remains idle and management intends to dismantle the facility at some time in the future. A number of methanol sales contracts have been assigned and Georgia Gulf's customer list has been sold. Net proceeds from the sale of the methanol railcars, customer list and other discontinued plant assets are estimated at $2.9 million. The disposition of the methanol operations represents the disposal of a business segment under APB Opinion No. 30. Accordingly, results of these operations have been classified as discontinued and prior periods have been restated, including the reallocation of fixed overhead charges to other business segments. For business segment reporting purposes, the methanol business results were previously classified as the segment "Gas Chemicals".

                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

NOTE 3: DISCONTINUED OPERATIONS (CONTINUED)

    Net sales and income from discontinued operations are as follows (in thousands):

                                         THREE MONTHS ENDED     NINE MONTHS ENDED
                                            SEPTEMBER 30,         SEPTEMBER 30,
                                         -------------------   -------------------
                                           1999       1998       1999       1998
                                         --------   --------   --------   --------
Net sales..............................  $  9,710   $11,948    $ 26,181   $40,012
                                         ========   =======    ========   =======
Pretax (loss) income from discontinued
  operations...........................  $   (819)  $(1,048)   $ (3,976)  $    45
Loss on disposal of business segment...   (12,017)       --     (12,017)       --
Income tax benefit (expense)...........     4,685       384       5,837       (17)
                                         --------   -------    --------   -------
Net (loss) income from discontinued
  operations...........................  $ (8,151)  $  (664)   $(10,156)  $    28
                                         ========   =======    ========   =======

    Net assets of discontinued operations were as follows (in thousands):

                                                      SEPTEMBER 30,   DECEMBER 31,
                                                          1999            1998
                                                      -------------   ------------
Current assets......................................     $ 9,023         $ 4,536
Property, plant, and equipment, net.................          --          12,956
Current liabilities.................................      (2,576)         (1,189)
Long term liabilities...............................      (2,915)         (2,984)
                                                         -------         -------
Net assets of discontinued operations...............     $ 3,532         $13,319
                                                         =======         =======

NOTE 4: INVENTORIES

    The major classes of inventories were as follows (in thousands):

                                                      SEPTEMBER 30,   DECEMBER 31,
                                                          1999            1998
                                                      -------------   ------------
Raw materials and supplies..........................     $37,074         $26,462
Finished goods......................................      30,681          42,877
                                                         -------         -------
                                                         $67,755         $69,339
                                                         =======         =======

NOTE 5: DERIVATIVE FINANCIAL INSTRUMENTS

    Georgia Gulf has two interest rate swap agreements for a total notional amount of $100,000,000 maturing in June 2002 to fix the interest rate on a term loan. Also, the Company has an interest rate swap agreement for a notional amount of $100,000,000 as a cash flow hedge for a cogeneration facility operating lease agreement. This interest rate swap agreement will mature
August 2002.

    In June 1998, the Company filed a shelf registration with the Securities and Exchange Commission for the issuance of $200,000,000 of long-term bonds. Shortly after the filing, the Company entered into an agreement to lock-in interest rates on a portion of the long-term bonds. During the third quarter, treasury yields plunged to their lowest levels in thirty years, while at the same time, investors' preference for treasury bonds and reluctance to buy corporate bonds limited the Company's ability to issue

                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

NOTE 5: DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

longer-term bonds. As a result, the Company's plans to issue long-term bonds were postponed indefinitely and the interest rate lock agreements were terminated, resulting in a pre-tax loss of $9,500,000 in the third quarter of 1998.

    Georgia Gulf does not use derivatives for trading purposes. Interest rate swap agreements, a form of derivative, are used by the Company to manage interest costs on certain portions of the Company's long-term debt. These financial statements do not reflect temporary market gains and losses on derivative financial instruments. Amounts paid or received on the interest rate swap agreements are recorded to interest expense as incurred. As of September 30, 1999, and December 31, 1998, interest rate swap agreements were the only form of derivative financial instruments outstanding. The fair value position of these swap agreements as of September 30, 1999 and December 31, 1998 was a receivable of $410,000 and a payable of $6,412,000, respectively.

NOTE 6: EARNINGS PER SHARE

    The numerator in basic and diluted earnings per share computations is reported net income and income from continuing and discontinued operations.

    The following table reconciles the denominator for the basic and diluted earnings per share computations shown on the condensed consolidated statements of income (in thousands):

                                                 THREE MONTHS           NINE MONTHS
                                                     ENDED                 ENDED
                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                              -------------------   -------------------
                                                1999       1998       1999       1998
                                              --------   --------   --------   --------
Weighted average common shares--basic.......   30,936     31,047     30,919     31,692
Plus incremental shares from assumed
  conversions:
  Options...................................       99        165         61        242
  Employee stock purchase plan rights.......       33         75         24        110
                                               ------     ------     ------     ------
Weighted average common shares--diluted.....   31,068     31,287     31,004     32,044
                                               ======     ======     ======     ======

NOTE 7: SEGMENT INFORMATION

    SFAS No. 131--"Disclosures about Segments of an Enterprise and Related Information" became effective for fiscal year 1998 and for all succeeding interim reporting periods. In accordance with the requirements of SFAS No. 131, the Company has identified two reportable segments through which it conducts its operating activities: chlorovinyls and aromatics. These two segments reflect the organization used by Company management for internal reporting. The chlorovinyls segment is a highly integrated chain of products which includes chlorine, caustic soda, vinyl chloride monomer and vinyl resins and compounds. The aromatics segment is also vertically integrated and includes cumene and the co-products phenol and acetone. A third product segment, gas chemicals, which included methanol, was discontinued in the third quarter of 1999.

    Earnings of industry segments exclude interest income and expense, unallocated corporate expenses and general plant services, provision for income taxes, and income and expense items

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
                   GEORGIA GULF CORPORATION AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7: SEGMENT INFORMATION (CONTINUED)

reflected as "other income (expense)" on the Company's consolidated statements of income. Intersegment sales and transfers are insignificant.

                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30,         SEPTEMBER 30,
                                      -------------------   -------------------
                                        1999       1998       1999       1998
                                      --------   --------   --------   --------
Segment net sales:
  Chlorovinyls......................  $155,121   $130,636   $408,391   $390,936
  Aromatics.........................    58,156     77,881    164,862    247,777
                                      --------   --------   --------   --------
Net sales...........................  $213,277   $208,517   $573,253   $638,713
                                      ========   ========   ========   ========
Segment operating income:
  Chlorovinyls......................  $ 28,414   $ 18,832   $ 52,796   $ 54,591
  Aromatics.........................     3,682     19,842     12,899     59,278
  Corporate and general plant
    services........................    (3,409)    (4,004)    (8,770)   (11,913)
                                      --------   --------   --------   --------
Total operating income..............  $ 28,687   $ 34,670   $ 56,925   $101,956
                                      ========   ========   ========   ========

NOTE 8: ACQUISITION OF NORTH AMERICAN PLASTICS, INC.

    On May 11, 1998, the Company acquired all the issued and outstanding common stock (the "Stock") of North American Plastics, Inc. ("North American Plastics"), a privately-held manufacturer of flexible polyvinyl chloride ("PVC") compounds with a production capacity of 190,000,000 pounds. North American Plastics has two manufacturing locations in Mississippi, with revenues for 1997 of approximately $90,000,000. Its PVC compounds are used in wire and cable for construction, automobiles and appliances, as well as various other consumer and industrial products.

    The Stock was acquired in exchange for net cash consideration of $99,902,000 plus the assumption of $500,000 in debt. The cash portion of the acquisition was financed with proceeds from the Company's existing revolving credit facility. The transaction was accounted for as a purchase and the consideration exchanged exceeded the fair market value of the net tangible assets of North American Plastics by approximately $86,725,000. This excess was allocated to goodwill and is being amortized on a straight-line basis over a period of 35 years. The results of operations of the acquired business have been included in Georgia Gulf's condensed consolidated financial statements from the date of acquisition. Pro forma results of operations have not been presented because the effect of this acquisition was not significant.

NOTE 9: ACQUISITION OF VINYLS BUSINESS OF CONDEA VISTA

    On August 30, 1999, the Company announced that it signed a definitive agreement to acquire the assets of the vinyls business of CONDEA Vista Company for approximately $270 million. The purchase includes substantially all of the assets and the net working capital of the vinyls business as of the closing date. The Company will finance the acquisition with a combination of new debt and a refinancing of certain existing credit facilities and expects to complete the transaction in the fourth quarter of 1999. The acquisition will be accounted for by the purchase method of accounting for business combinations as of the closing date.

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